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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2002

GST USA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-33601-02 (Commission File Number)	83-0310464 13-4001870 (IRS Employer Identification No.)
9300 NE Oakview Drive, Suite A Vancouver, Washington (Address of Principal Executive Offices)		98662 (Zip Code)

Registrant's telephone number, including area code: (360) 892-6660

Item 3. Bankruptcy and Receivership.

As previously reported, on May 17, 2000, GST Telecommunications Inc. (the "Company") and its subsidiaries filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code, Case No. 00-1982 (GMS) in the U. S. Bankruptcy Court for the District of Delaware located in Wilmington, Delaware (the "Court"). The Company also reports through its subsidiaries GST USA, Inc, GST Network Funding, Inc. and GST Equipment Funding, Inc. During the course of the proceeding, the Company operated its business and managed its properties and assets as a debtor in possession. On December 3, 2001, the Company filed its First Amended Joint Plan of Liquidation of GST Telecom Inc., et al. (as subsequently amended and modified, the "Plan"). At a hearing before the Court on February 16, 2002, the Company announced that the Plan had been accepted by all classes eligible to vote on the Plan.

On April 18, 2002, the Court entered an order confirming the Plan. A copy of the order confirming the Plan is filed herewith as Exhibit 2.1 (the "Confirmation Order"). On April 30, 2002, the Plan became effective and the Company is now in liquidation pursuant to the terms of the Plan.

The Plan is incorporated herein by reference to Exhibit 2.2 filed herewith. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan. A description of the amended and modified Plan is set forth in the Confirmation Order.

Assets of the Company as of April 29, 2002 were $372,335,210.00. The initial distribution to unsecured creditors eligible for payment will be approximately 33% of the allowed claim and distribution is approximately $243,000,000.00.

The principal provisions of the Plan are as follows:

The Classification of Claims:

The Plan separates the Company's creditors into two major classes: Unclassified claims and classified claims. Unclassified claims consist of those claims, which, as a matter of bankruptcy law, must be paid in full in order for the Plan to be confirmed. Classified claims consist of other claims and interests, which may be paid less than what they are owed (i.e. impaired).

The Treatment of Unclassified Claims:

The unclassified claims are essentially claims relating to the normal course of operations of the Company after filing for bankruptcy and claims relating to costs of administering the bankruptcy cases. These include Statutory Fees, Professional Claims, Priority Tax Claims and Administrative Claims. As noted above, each will be paid in full. Claims relating to the wind-down of the Company will be paid from the $10M operating reserve.

The Treatment of Classified Claims:

The remaining claims against and interests in the Debtors are classified into numbered classes for voting and distribution purposes.

        Class 1: Other Priority Claims—Because money is available, the Plan provides that all Other Priority Claims will be paid in full. Other Priority Claims consist of claims, other than Administrative Claims or Priority Tax Claims, that are entitled to priority pursuant to Bankruptcy Code section 507(a).

        Class 2: General Secured Claims—This classification is created to treat secured claims, i.e. claims that have priority in particular collateral as opposed to the preceding claims that have a general, overarching priority. For ease of administration and in order to afford the Secured Bondholders the benefit of their bargain under their agreement with the Committee, these are separately classified. These claims will be paid in full.

        Class 3: Secured Indenture Claims—This is the classification of the Secured Bondholders. Pursuant to the agreement between the Secured Bondholders and the Committee, this class affords a single blended treatment of the Secured Bondholders' secured claims and deficiency claims (i.e. claims exceeding the value of the collateral securing such claims). According to the agreement between the Secured Bondholders and the Committee and as ordered by the Court, these disputes were resolved by providing the Secured Bondholders with payment of 41.75% of the gross book value of the collateral in which the Secured Bondholders claim a security interest, and pro rata payment of the remainder of their claim, shared with the other unsecured creditors who are entitled to payment. Pursuant to Court order, the Secured Indenture Claims were paid in December, 2001.

        Class 4: General Unsecured Claims—After the payment to the Secured Bondholders of their stipulated collateral value noted above and the payment of all other higher priority claims noted above, cash will remain to be divided amongst the other claims entitled to payment. These include the deficiency claims of the Secured Bondholders, the nonsubordinated unsecured bonds, and the other unsecured claims by nondebtors. Because the Plan is substantively consolidating Classes 3, 4 and 5 as to all of the Companies except for the parent holding company, it does not matter which nonparent company in the Company structure a creditor holds such a claim, all such creditors will share pro rata in remaining proceeds. The Plan provides the remaining unsecured creditors of GST Telecommunications, Inc. to share pro rata a single pot of cash equal to US$1.5 million.

        Class 5: Subordinated Indenture Claims—This class consists of all claims under the two subordinated bonds, the 12 3/4% Senior Subordinated Accrual Notes Indenture and the 13 7/8% Subordinated Convertible Notes Indenture. Because these creditors contractually bound themselves to the lowest priority of payment, and because all available cash will be exhausted, these claims are cancelled and will receive nothing under the Plan.

        Class 6: Intercompany Claims—In order to effectuate the ease of administration discussed above that is achieved through the consolidation of the Classes 4, 5 and 6, all intercompany claims (claims by one Company against another Company) are cancelled. This is consistent with the claim that, with the possible exception of GST Telecommunications, Inc. as the Canadian holding company, the Company has in the past and did during its bankruptcy proceedings operate as a single consolidated entity.

        Class 7: Interests—This includes all equity claims in and against the Company, including the claims of GST Telecommunications, Inc.'s common stockholders for the value of their shares. Both in bankruptcy and under general corporate law, when a corporation dissolves, no equity holder should receive payment until all creditors are paid in full. As of April 30, 2002, all of the equity claims in and against the Company were cancelled in accordance with the Plan.

Other Operative Aspects of the Plan:

        The Plan governs both the payment of the Company's creditors and the legal operations of the Company after the Plan is approved and effective. The Plan provides for several contingencies and expected outcomes.

        The Post-Confirmation Operations of GST—The Plan provides that Bruce Becker will continue under the title "Plan Administrator." The Plan creates a mechanism to make quarterly payments as assets are liquidated or reduced to judgment (in the case of causes of action) and Mr. Becker will be subject to the continuing oversight of the Committee (under the name "Reconstituted Committee").

        A statement of the assets and liabilities of the Company as of December 3, 2001 is contained in the Disclosure Statement with Respect to Debtors' First Amended Joint Plan of Liquidation which is incorporated herein by reference to Exhibit 2.3 filed herewith.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description
2.1(1)	Findings of Fact, Conclusions of Law and Order Confirming First Amended Joint Plan of Liquidation of GST Telecom Inc., et al., as Modified
2.2(1)	First Amended Joint Plan of Liquidation of GST Telecom Inc., et al.
2.3(1)	Amended and Restated Modifications to Debtors' First Amended Joint Plan of Liquidation
2.4(1)	Disclosure Statement with Respect to Debtors' First Amended Joint Plan of Liquidation

(1)
To be filed by Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GST USA, INC.
Date: May 3, 2002	By:	/s/ ERICK STEINMAN Erick Steinman Chief Financial Officer

EXHIBIT INDEX

The following exhibits are hereby filed as part of this Form 8-K:

Exhibit	Description
2.1(1)	Findings of Fact, Conclusions of Law and Order Confirming First Amended Joint Plan of Liquidation of GST Telecom Inc., et al., as Modified
2.2(1)	First Amended Joint Plan of Liquidation of GST Telecom Inc., et al.
2.3(1)	Amended and Restated Modifications to Debtors' First Amended Joint Plan of Liquidation
2.4(1)	Disclosure Statement with Respect to Debtors' First Amended Joint Plan of Liquidation

(1)
To be filed by Amendment

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SIGNATURES
EXHIBIT INDEX